ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

SECURECARE TECHNOLOGIES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 Common stock par value .001; 3,000,000 Series A Preferred par value.001; 1,000,000 Series B Preferred par value .001; 570,000 Series B New Preferred par value .001; 1,400,000 Series C Mandatory Convertible Preferred .001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 Common stock par value .001; 3,000,000 Series A Preferred par value .001; 1,000,000 Series B Preferred par value .001; 570,000 Series B New Preferred par value .001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share Common stock for each 200 shares of Common stock; 1 share of Common stock for each share of Series C Mandatory Convertible Preferred stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares, money or scrip will be issued; fractional shares will be rounded up to the next whole number of shares; the total number of additional shares to be issued as a result is less than .01% of the total shares outstanding

7. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X NEIL BURLEY (Signature) Secretary (Title)

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment to Articles of Incorporation
of
SecureCARE Technologies, Inc.
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Pursuant to the provisions of the Nevada Revised Statutes, SecureCARE Technologies, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

1. The undersigned hereby certify that on the 2nd day of February 2007, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Article III of the Bylaws of this corporation the Board of Directors approved, consented to, affirmed, and adopted the following resolution:

   RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding Common Stock and Common Stock Equivalents of the corporation for the following purpose:

   To amend Article FOURTH of the corporation's Articles of Incorporation to provide that each two hundred shares of issued and outstanding Common Stock and Common Stock Equivalents of the corporation shall be reverse split to become one two hundredth of a share.

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of SecureCARE Technologies, Inc.'s shares entitled to vote, consented in writing to the adoption of the Amendment to Article FOURTH of the Articles of Incorporation as follows:

   Article FOURTH shall be amended by adding the following paragraph at the end thereof:

   > "Each of the issued and outstanding shares of the corporation's common stock issued and outstanding on the date hereof shall be reverse split to become one two hundredth share (0.005) with a corresponding reduction in the stated capital of the corporation. Any fractional shares shall be rounded up to the next whole number."

In witness whereof, the undersigned being the President and Secretary of SecureCARE Technologies, Inc., a Nevada corporation, hereunto affixes their signatures this 12th day of April, 2007.

Dennis Nasto, President

Neil Burley, Secretary